SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                                FORM 8-K


                              CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934


             Date of Report (Date of earliest event reported):

                              June 15, 2002
                              -------------

                      NORTH EUROPEAN OIL ROYALTY TRUST
            ------------------------------------------------------

            (Exact name of Registrant as specified in its charter)


                         Commission File No. 1-8245


               Delaware                             22-2084119
        -----------------------                -----------------------
        (State of organization)                (IRS Employer I.D. No.)


        Suite 19A, 43 West Front Street, Red Bank, N.J.          07701
       ---------------------------------------------------------------
                 (Address of principal executive offices)


                               732-741-4008
            ---------------------------------------------------
            (Registrant's telephone number including area code)


                     This report consists of 3 pages.












                                   -2-



Item 4.   Changes in Registrant's Certifying Accountant.
          ---------------------------------------------


               As of June 15, 2002 Arthur Andersen LLP has ceased to serve as auditor for North European Oil Royalty Trust because of its inability to perform future audit services. The Trust has been advised that neither the engagement partner nor the manager of the audit work performed by Arthur Andersen LLP for the Trust remains in the employ of Arthur Andersen LLP.

               Arthur Andersen LLP's report on the financial statements for the Trust's fiscal years 2000 and 2001 contained no adverse opinion or disclaimer of opinion. The report was qualified only to the extent that the financial statements did not present financial position and results of operations in conformity with generally accepted accounting principles, which require the use of the accrual basis of accounting. The Trust uses the cash basis of accounting.

               The Audit Committee of the Trustees on April 24, 2002 recommended that a search be made for a new firm to serve in the position of auditor for the Trust and the Trustees authorized that search at their meeting on the same day. The search is still in progress.

               In the two full fiscal years and the first two quarters of the current fiscal year prior to the termination of Arthur Andersen LLP's services to the Trust, there were no disagreements between the Trust and Arthur Andersen LLP on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure which would have caused Arthur Andersen LLP to make reference to the subject matter of such disagreement in connection with its report. During the same period, there were no "reportable events" as defined in Item 304 of Regulation SK.



















                                   -3-



                               SIGNATURES
                               ----------


          Pursuant to the requirements of the Securities Exchange Act of

1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    NORTH EUROPEAN OIL ROYALTY TRUST
                                    --------------------------------
                                            (Registrant)



                                     By:    /s/ John R. Van Kirk
                                          ------------------------
                                                John R. Van Kirk
                                                Managing Director


Dated:   August 6, 2002